                                                                   Exhibit 10.33


                            STOCK PURCHASE AGREEMENT

                                 BY AND BETWEEN

                            MTEL LATIN AMERICA, INC.

                                      AND

                             MICROSOFT CORPORATION

                          dated as of January 28, 1999

                               TABLE OF CONTENTS


                                   ARTICLE I

                     PURCHASE AND SALE OF PREFERRED SHARES

     1.1  Agreement to Purchase and Sell               1
     1.2  Closing                                      1
     1.3  Delivery and Payment                         1
                                   ARTICLE II

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     2.1  Incorporation and Organization               2
     2.2  Authority                                    2
     2.3  Capital Structure                            3
     2.4  Consents and Approvals                       3
     2.5  No Violations                                4
     2.6  Financial Statements                         4
     2.7  Absence of Certain Changes or Events         5
     2.8  Exemption from Securities Act                5

                                  ARTICLE III

                REPRESENTATIONS AND WARRANTIES OF THE PURCHASER


     3.1  Incorporation and Organization               6
     3.2  Authority                                    6
     3.3  Consents and Approvals                       6
     3.4  No Violations                                7
     3.5  Investment Representation                    7

                                  ARTICLE IV

                             CONDITIONS TO CLOSING

     4.1  Conditions to Obligations of the Purchaser   8
     4.2  Conditions to Obligations of the Company     9

                                   ARTICLE V

                                  TERMINATION

     5.1  Termination                                  9

                                   ARTICLE VI

                                 MISCELLANEOUS

     6.1  Collateral Agreements, Amendments and
             Waivers                                   10
     6.2  Transfer of the Preferred Shares             10
     6.3  Deferral of SkyTel Management Fee            10
     6.4  Successors and Assigns                       11
     6.5  Survival of Representations, Warranties
             and Agreements                            11
     6.6  Expenses                                     11
     6.7  Invalid Provisions                           11
     6.8  Notices                                      11
     6.9  Public Announcement                          13
     6.10 Certain Definitions                          13
          (a)  "Business Day                           13
          (b)  "person"                                13
          (c)  "Transfer"                              13
     6.11 No Third-Party Beneficiaries                 13
     6.12 Governing Law                                14
     6.13 Counterparts.                                14

STOCK PURCHASE AGREEMENT


     This STOCK PURCHASE AGREEMENT (this "Agreement"), dated as of January 28,
                                          ---------
1999, by and between Mtel Latin America, Inc., a Delaware corporation (the

"Company"), and Microsoft Corporation, a Washington corporation (the
--------
"Purchaser").
 ---------


                                   ARTICLE I

                     PURCHASE AND SALE OF PREFERRED SHARES
                     -------------------------------------

1.1       Agreement to Purchase and Sell.  Upon the basis of the
          ------------------------------
representations and warranties, for the consideration, and subject to the terms and conditions set forth in this Agreement, the Company agrees to sell to the Purchaser, and the Purchaser agrees to purchase from the Company, 10,000 shares of preferred stock, par value $0.01 per share, of the Company (the "Preferred
                                                                    ---------
Stock"), designated as the Cumulative Accruing Pay-In-Kind Preferred Stock (the
-----
"Preferred Shares") and having the preferences and rights set forth in the form
 ----------------
of Certificate of Designation attached as Exhibit A hereto (the "Certificate of
                                          ---------              --------------
Designation"), in each case free and clear of all claims, liens, charges and
-----------
encumbrances of any nature whatsoever, at the Closing referred to in Section 1.2 hereof, and, in consideration of the sale of the Preferred Shares by the Company to the Purchaser, the Purchaser agrees to pay in the aggregate to the Company $10,000,000 (the "Purchase Price").
                  --------------

1.2       Closing.  The closing of the transactions contemplated hereby (the
          -------
 "Closing") shall take place at the offices of Skadden, Arps, Slate,
  -------
Meagher & Flom, LLP, 919

Third Avenue, New York, New York 10022, on January 28, 1999, or at such other place or time as the Purchaser and the Company shall mutually agree in writing. The date on which the Closing occurs is hereinafter referred to as the
"Closing Date."
 ------------

1.3    Delivery and Payment.  At the Closing, (a) the Company shall deliver or
       --------------------
 cause to be delivered to the Purchaser (i) a stock certificate evidencing the Preferred Shares issued in the name of the Purchaser, and (ii) all other documents, instruments and writings required to be delivered by the Company to the Purchaser pursuant to this Agreement or otherwise required in connection herewith, and (b) the Purchaser shall deliver or cause to be delivered to the Company (i) the Purchase Price, by wire transfer of immediately available funds to the account of the Company, and (ii) all other documents, instruments and writings required to be delivered by the Purchaser to the Company pursuant to this Agreement or otherwise required in connection herewith.


                                  ARTICLE II

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                 ---------------------------------------------

          The Company hereby represents and warrants to the Purchaser as follows:

2.1    Incorporation and Organization.    The Company is a corporation duly
       ------------------------------
 incorporated, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to own and operate its assets and properties and carry on its businesses as presently conducted and is duly qualified to do business and is in good standing in all jurisdictions in which the ownership or occupancy of its properties or its activities presently makes such qualification necessary, except where the failure to so qualify or be in good standing would not have a material adverse effect upon the businesses, properties or assets of the Company and its subsidiaries taken as a whole.

2.2    Authority.  The Company has all requisite corporate power and authority
       ---------
to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action of the Company. The Board of Directors of the Company has approved the issuance and sale of the Preferred Shares and the other transactions contemplated by this Agreement. This Agreement has been duly and validly executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought.

2.3    Capital Structure.  The authorized capital stock of the Company
       -----------------
consists of 15,000,000 shares of common stock, par value $0.01 per share, of the Company (the "Common Stock") and 200,000 shares of Preferred
                            ------------
Stock. At the close of business on January 22, 1999, 8,347,437 shares of Common Stock and no shares of Preferred Stock were issued and outstanding.
At the close of business on January 22, 1999, a total of 1,000,000 shares of Common Stock were reserved for issuance upon the exercise of the options, stock appreciation rights and other rights granted under the Company's Stock Option Plan, and a total of 417,372 shares of Common Stock were reserved for issuance upon the exercise of the Company's warrants, expiring December 31, 2002, to purchase shares of Common Stock. Except as set forth in this Section 2.3, as disclosed on Schedule 2.3 hereto or as contemplated by this Agreement, there are no options, warrants, calls, rights, commitments or agreements of any character to which the Company or any subsidiary of the Company is a party or by which it is bound obligating the Company or any subsidiary of the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of the Company or obligating the Company to grant, extend or enter into any such option, warrant, call, right, commitment or agreement.

2.4    Consents and Approvals.  Assuming the accuracy of the representation of
       ----------------------
the Purchaser set forth in Section 3.5 hereof, all authorizations, approvals and consents, if any, required to be obtained from, and all registrations, declarations and filings, if any, required to be made with all governmental authorities and regulatory bodies to permit the Company to execute and deliver, and to perform its obligations under, this Agreement have been obtained or made, as the case may be, and all such authorizations, approvals, consents, registrations, declarations and filings are in full force and effect, except where failure to obtain and/or maintain in full force and effect such authorizations, approvals, consents, registrations, declarations and filings would not have a material adverse effect upon the execution and delivery of, and upon the performance of the Company's obligations under, this Agreement.

2.5   No Violations. Neither the execution or delivery by the Company, nor the
      -------------
 consummation by the Company of the transactions herein contemplated, nor the fulfillment by the Company of the terms and provisions hereof (i) will conflict with, violate or result in a breach of, any of the terms, conditions or provisions of any law, regulation, order, writ, injunction, decree, determination or award of any court, governmental department, board, agency or instrumentality or any arbitrator, applicable to the Company including, without limitation, the Communications Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "Communications Act"),
                                                       ------------------
(ii) will conflict with, violate or result in a breach of, or constitute a default under, any of the terms, conditions or provisions of the Company's certificate of incorporation and by-laws, (iii) will conflict with, violate or result in a breach of, or constitute a default under, any of the terms, conditions or provisions of any loan agreement, indenture, trust, deed or other agreement or instrument to which the Company is a party or by which it is bound or (iv) result in the creation or imposition of any lien, charge, security interest or encumbrance of any nature whatsoever upon any of the Company's property or assets (including, without limitation, the Preferred Shares to be
acquired by the Purchaser pursuant to this Agreement).   The Company is not in
default under any agreement to which it is a party which would have a material adverse effect on the Company's ability to perform its obligation under this Agreement.

2.6    Financial Statements. The Company has furnished or made available to the
       --------------------
Purchaser copies of the following financial statements: (i) the audited consolidated Financial Statements (as defined below) of the Company and its subsidiaries as of and for the fiscal year ended December 31, 1997, together with reports of Arthur Andersen LLP, the Company's independent public accountants, on such consolidated Financial Statements, and (ii) the unaudited consolidated Financial Statements of the Company and its subsidiaries as of and for the nine-month period ended September 30, 1998. "Financial Statements"
                                                      --------------------
shall mean the balance sheet as of the date(s) indicated and the related statements of operations, cash flows and changes in stockholder's equity (including all related notes and schedules thereto) for the period(s) indicated. The Financial Statements referred to in clauses (i) and (ii) above collectively are referred to as the "Company Statements." All of the Company Statements have
                        ------------------
been prepared in accordance with United States generally accepted accounting principles, except as set forth in the notes thereto, and fairly present in all material respects (subject, in the case of the unaudited statements, to normal, recurring audit adjustments) the consolidated financial position of the Company and its consolidated subsidiaries as of the date thereof and the consolidated results of operations of the Company and its consolidated subsidiaries for the respective periods covered thereby.

2.7    Absence of Certain Changes or Events.  Except (i) as disclosed in the
       ------------------------------------
Company Statements or (ii) as contemplated by, permitted by or disclosed in this Agreement, since December 31, 1997, the Company and its subsidiaries have conducted their respective businesses in the ordinary course, and there has not been any material adverse change in the financial condition, results of operations, business, properties, assets or liabilities of the Company and its subsidiaries taken as a whole.

2.8   Exemption from Securities Act .  Assuming that the representations,
      -----------------------------
warranties and acknowledgments of the Purchaser provided for in Article III of this Agreement or otherwise herein are true and correct, the sale of the Preferred Shares pursuant to this Agreement will be exempt from the registration provisions of the Securities Act of 1933, as amended (the "Securities Act"),
                                                          ---------------
and the registration provisions of any blue sky or other state securities law or regulation (hereinafter collectively referred to as "blue sky laws") of any applicable jurisdiction.

                                  ARTICLE III

                REPRESENTATIONS AND WARRANTIES OF THE PURCHASER
                -----------------------------------------------

       The Purchaser hereby represents and warrants to the Company as follows:

3.1    Incorporation and Organization.  The Purchaser is a corporation duly
       ------------------------------
organized, validly existing and in good standing under the laws of the State of Washington and has full corporate power and authority to own and operate its assets and properties and carry on its businesses as presently conducted.

3.2    Authority.  The Purchaser has all requisite power and authority
       ---------
(corporate, or otherwise) to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery by the Purchaser of this Agreement and the consummation by the Purchaser of the transactions contemplated hereby have been duly authorized by all necessary action of the Purchaser. This Agreement has been duly and validly executed and delivered by the Purchaser and constitutes a valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought.

3.3    Consents and Approvals.  All authorizations, approvals and
       ----------------------
consents, if any, required to be obtained from, and all registrations, declarations and filings, if any, required to be made with, all governmental authorities and regulatory bodies to permit the Purchaser to execute and deliver, and to perform its obligations under, this Agreement have been obtained or made, as the case may be, and all such authorizations, approvals, consents, registrations, declarations and filings are in full force and effect, except where failure to obtain and/or maintain in full force and effect such authorizations, approvals, consents, registrations, declarations and filings would not have a material adverse effect upon the execution and delivery of, and upon the performance of the Purchaser's obligations under, this Agreement.

3.4    No Violations.  Neither the execution or delivery by the
       -------------
Purchaser of this Agreement, nor the consummation by the Purchaser of the transactions herein contemplated, nor the fulfillment by the Purchaser of the terms and provisions hereof (i) will conflict with, violate or result in a breach of, any of the terms, conditions or provisions of any law, regulation, order, writ, injunction, decree, determination or award of any court, governmental department, board, agency or instrumentality or any arbitrator, applicable to the Purchaser including, without limitation, the Communications Act, (ii) will conflict with, violate or result in a breach of, or constitute a default under, any of the terms, conditions or provisions of the Purchaser's certificate of incorporation (or other organizational documents) and by-laws, or
(iii) will conflict with, violate or result in a breach of, or constitute a default under, any of the terms, conditions or provisions of any loan agreement, indenture, trust, deed or other agreement or instrument to which the Purchaser is a party or by which it or he is bound, except where such conflict, violation or breach will not have a material adverse effect on the Purchaser's execution, delivery, consummation or fulfillment of this Agreement. The Purchaser is not in default under any agreement to which it is a party which default could impair its ability to perform its obligations under this Agreement.

(a)      Investment Representation.  The Purchaser represents that (i) the
         -------------------------
     Purchaser is acquiring the Preferred Shares for its own account, for investment purposes only, and not with a view to the resale or offer for sale thereof or with any present intention of distributing or selling or offering for sale any of the Preferred Shares; (ii) the Purchaser is an "accredited investor" within the meaning of Rule 501 of Regulation D of the Securities Act or a similar institutional investor; (iii) the Purchaser understands that the Preferred Shares have not been and will not be registered under the Securities Act or any blue sky laws in reliance, in part, upon the representations, warranties and covenants contained herein;
     (iv) the Purchaser understands that it cannot make or cause to be made any Transfer (as defined in Section 6.10 hereof) of the Preferred Shares except in accordance with this Agreement; (v) the Purchaser and the Purchaser's advisors have sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of an investment in the Preferred Shares, have received all information deemed by them to be necessary or appropriate to evaluate the risks and merits of an investment in the Preferred Shares, have received all information requested from the Company, and have had the opportunity to ask questions of and receive answers from representatives of the Company concerning the

     Company; (vi) the Purchaser is capable of bearing the economic risk of such investment, including a complete loss of the investment in the Preferred Shares; and (vii) the Purchaser has the authority to make the representations contained in this Article III.

(b) The Purchaser agrees that the following restrictive legend shall be placed on certificates representing the Preferred Shares and that Transfer of any or all of the Preferred Shares, except in accordance with this Agreement, shall be refused by the Company's transfer agent:

     "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES FOR THE BENEFIT OF THE COMPANY THAT THIS SECURITY MAY NOT BE OFFERED, SOLD, EXCHANGED, ASSIGNED, TRANSFERRED, PLEDGED, GIFTED, HYPOTHECATED, ENCUMBERED OR OTHERWISE DISPOSED OF OR TRANSFERRED, EXCEPT IN ACCORDANCE WITH THE TERMS OF THE STOCK PURCHASE AGREEMENT, DATED AS OF JANUARY 28, 1999, BY AND BETWEEN MTEL LATIN AMERICA, INC. AND MICROSOFT CORPORATION.

                                  ARTICLE IV

                             CONDITIONS TO CLOSING
                             ---------------------


4.1     Conditions to Obligations of the Purchaser.  The obligations of the
        ------------------------------------------
Purchaser to consummate the transactions contemplated hereby are subject to the fulfillment of each of the following conditions:

(a) the representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects at and as of the Closing with the same effect as though such representations and warranties had been made as of the Closing, and the Company shall have performed and complied in all material respects with all other terms required by this Agreement to be performed or complied with by the Company at or prior to the Closing; and

(b) no action or proceeding shall have been instituted or threatened for the purpose or with the probable or reasonably likely effect of enjoining or preventing the consummation of this Agreement or seeking damages on account thereof; and

4.2     Conditions to Obligations of the Company.  The obligations of the
        ----------------------------------------
Company to consummate the transactions contemplated hereby are subject to the fulfillment of the following conditions:

(a) the representations and warranties of the Purchaser contained in this Agreement shall be true and correct in all material respects at and as of the Closing with the same effect as though such representations and warranties had been made as of the Closing, and the Purchaser shall have performed and complied in all material respects with all other terms required by this Agreement to be performed or complied with by the Purchaser at or prior to the Closing; and

(b) no action or proceeding shall have been instituted or threatened for the purpose or with the probable or reasonably likely effect of enjoining or preventing the consummation of this Agreement or seeking damages on account thereof.

                                   ARTICLE V

                                  TERMINATION
                                  -----------

5.1   Termination.  This Agreement may be terminated prior to the Closing (a)
      -----------
by the mutual consent of the Purchaser and the Company, (b) by the Company (i) upon the failure of the Purchaser to perform or comply in all material respects with any of its covenants or agreements contained herein prior to the Closing or
(ii) if any representation or warranty of the Purchaser hereunder shall not have been true and correct in all material respects as of the time at which it was made, or (c) by the Purchaser (i) upon the failure of the Company to perform or comply in all material respects with any of its covenants or agreements contained herein prior to the Closing, or (ii) if any representation or warranty of the Company hereunder shall not have been true and correct in all material respects as of the time at which such was made; provided, however, that no
                                                --------  -------
party may terminate this Agreement pursuant to clauses (b)(i) or (ii) or (c)(i) or (ii) above if such party is, at the time of any such attempted termination, in breach of any term hereof. The termination by any party pursuant to this
Section 5.1 shall not be deemed a waiver of any claim such party may have against the other party or parties hereunder.

                                  ARTICLE VI

                                 MISCELLANEOUS
                                 -------------

6.1    Collateral Agreements, Amendments and Waivers.   This Agreement (together
       ---------------------------------------------
with the documents delivered pursuant hereto) supersedes all prior documents, understandings and agreements, oral or written, relating to this transaction and, except for any confidentiality agreement currently existing between the parties, constitutes the entire understanding between the parties with respect to the subject matter hereof. Any modification or amendment to, or waiver of, any provision of this Agreement may be made only by an instrument in writing executed by the party against whom enforcement thereof is sought.

6.2    Transfer of the Preferred Shares.  The Purchaser shall not make or cause
       --------------------------------
to be made any Transfer of the Preferred Shares except with the prior written consent of the Company, which consent shall not be unreasonably withheld.

6.3    Deferral of SkyTel Management Fee. So long as any Preferred Shares are
       ---------------------------------
outstanding, the "Management Fee" payable by the Company to SkyTel Communications, Inc. ("SkyTel") pursuant to the Management Agreement, dated as
                       ------
of September 19, 1996, by and between the Company, Mtel International, Inc. and SkyTel, shall not be paid quarterly but shall accrue, with interest compounded at a rate of eighteen percent (18%) per annum, and shall be paid immediately following the redemption of all outstanding Preferred Shares or at such other time as there are no longer any Preferred Shares outstanding.

6.4     Successors and Assigns.  Neither the Purchaser's nor the Company's
        ----------------------
rights or obligations under this Agreement shall be assigned, except for an assignment by the Purchaser of its rights and obligations under this Agreement in connection with a Transfer of the Preferred Shares in accordance with Section 6.2 of this Agreement with the prior written consent of the Company, which consent shall not be unreasonably withheld. Any assignment in violation of the foregoing shall be null and void. Subject to the preceding sentences of this Section 6.4, the provisions of this Agreement (and, unless otherwise expressly provided therein, of any document delivered pursuant to this Agreement) shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

6.5     Survival of Representations, Warranties and Agreements. Except for
        ------------------------------------------------------
 Sections 6.2 and 6.3 hereof, none of the representations, warranties and covenants of the parties contained in this Agreement shall survive the Closing.

6.6     Expenses.  Each party shall pay all costs and expenses incurred by it
        --------
in connection with the negotiation, execution and delivery of this Agreement and the transactions contemplated hereby.

6.7     Invalid Provisions.  If any provision of this Agreement is held to be
        ------------------
illegal, invalid or unenforceable under present or future laws, then, if possible, such illegal, invalid or unenforceable provision will be modified to such extent as is necessary to comply with such present or future laws and such modification shall not affect any other provision hereof, provided that if such provision may not be so modified such illegality, invalidity or unenforceability will not affect any other provision, but this Agreement will be reformed, construed and enforced as if such invalid, illegal or unenforceable provision had never been contained herein.

6.8     Notices.  In any case where any notice or other communication is
        -------
required or permitted to be given hereunder (including, without limitation, any change in the information set forth in this Section 6.8) such notice or communication shall be in writing and (a) personally delivered, (b) sent by registered United States mail, postage prepaid, return receipt requested, (c) transmitted by telecopy (which is confirmed) or (d) sent by way of a recognized overnight courier service, postage prepaid, return receipt requested with instructions to deliver on the next Business Day, in each case as follows:

                If to the Company, to:

                    SkyTel Communications, Inc.
                    200 South Lamar Street
                    Mtel Centre, South Building
                    Jackson, Mississippi  39201
                    Attention: Thomas R. Ferguson
                    Telecopy:  (601) 944-7158

                    with a copy to:

                    SkyTel Communications, Inc.
                    200 South Lamar Street
                    Mtel Centre, South Building
                    Jackson, Mississippi  39201
                    Attention: Leonard G. Kriss, Esq.
                    Telecopy:  (601) 944-7291

                If to the Purchaser, to:

                    Microsoft Corporation
                    One Microsoft Way
                    Redmond, Washington 98052-6933
                    Attention: Gregory B. Maffei
                    Telecopy:  (425) 936-2625

                    with a copy to:

                    Microsoft Corporation
                    One Microsoft Way
                    Redmond, Washington 98052-6933
                    Attention: Robert A. Eschelman
                    Telecopy:  (425) 869-1327

provided that in the event any of the parties referred to above desires to
--------
designate another address or telecopier number to which such notices should be sent to such party, such party may designate such other address or telecopier number by giving notice to the other party to this Agreement in writing as set forth in this Section 6.8 (provided that any change of address or telecopier number shall be effective only upon receipt thereof). Any person who becomes a party to this Agreement shall provide its address and telecopier number to the Company, which shall promptly provide such information to each other party to this Agreement.

          All such notices or other communications shall be deemed to have been given or received (i) upon receipt if personally delivered, (ii) on the fifth day following posting if sent by registered United States mail, (iii) when sent if confirmed by telecopy or (iv) on the next Business Day following deposit with an overnight courier.

6.9       Public Announcement.  Until the termination of this Agreement, neither
          -------------------
 the Company nor the Purchaser shall issue or cause the publication of any press release or other public announcement with respect to the transactions contemplated by this Agreement without the consent of the other parties, which consent shall not be unreasonably withheld, provided that each party may issue such press releases or public announcements as shall be required by law in which event such party shall give the other parties a reasonable opportunity to review and comment thereon.

6.10      Certain Definitions. Unless the context otherwise requires, the
          -------------------
following terms shall have the meanings ascribed to them below:

(a)  "Business Day " shall mean any calendar day which is not a Saturday,
      ------------
     Sunday or legal holiday or a day on which banking institutions in the State of New York are permitted to be closed.

(b)  "person"  shall mean an individual, firm, trust, association, corporation,
      ------
     partnership, limited partnership, government (whether federal, state, local or other political subdivision, or any agency or bureau of any of them) or other entity.

(c)  "Transfer"  shall mean any offer, transfer sale, exchange, assignment,
      --------
     pledge, hypothecation, gift, grant of security interest in or lien on, placement in a trust (voting or otherwise) or any other disposition or encumbrance.

6.11     No Third-Party Beneficiaries.  No person or entity not a party to
         ----------------------------
this Agreement shall be deemed to be a third-party beneficiary hereunder or entitled to any rights hereunder.

6.12     Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN
         -------------
 ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OR CHOICE OF LAW. THE PARTIES HERETO AGREE THAT THE VENUE WITH RESPECT TO ANY ACTION OR SUIT COMMENCED BY EITHER OF THEM IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT SHALL BE IN A FEDERAL OR STATE COURT OF COMPETENT JURISDICTION IN THE UNITED STATES.

6.13     Counterparts.   This Agreement may be executed in two or more
         ------------
counterparts, each of which may be executed by one or more of the parties hereto, but all of which, when taken together, shall constitute but one agreement binding upon all of the parties hereto.

          IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.


                         MTEL LATIN AMERICA, INC.

                         By: /s/ John E. Welsh III
                             -----------------------------------
                             Name: John E. Welsh III
                             Title:  Vice Chairman



                         MICROSOFT CORPORATION

                         By: /s/ Gregory B. Maffei
                             -----------------------------------
                             Name:  Gregory B. Maffei
                             Title:  Chief Financial Officer

                                  Schedule 2.3

                               Capital Structure
                               -----------------


None